Exhibit 10.3

ASSET PURCHASE AGREEMENT

(PERSONAL GOODWILL)

This Asset Purchase Agreement (this “Agreement”) is entered into effective as of September 14, 2018 (the “Effective Date”), between Golden Developing Solutions, Inc., a Nevada corporation (“Purchaser”), on the one hand, and Tyler Bartholomew, David Lindauer, Bill Anders and Brad Billman (collectively, “Seller”), on the other hand. Purchaser and Seller are individually referred to as a “Party” and, collectively, as the “Parties.”

RECITALS

Layer Six Media, Inc., a Delaware corporation, d/b/a Where’s Weed (the “Company”), is in the business of owning and operating a technology company that provides consumers with information regarding cannabis companies (the “Business”). The Company and Purchaser entered into an Asset Purchase Agreement of even date herewith (the “Business APA”), whereby Purchaser is purchasing the Business and all or substantially all of the assets of the Company. In accordance with the terms and conditions set forth in this Agreement, Purchaser wishes to buy, and Seller wishes to sell, the Assets (as defined below), which are used in connection with the Business.

AGREEMENT

1.                   Purchase of the Assets. Subject to the terms and conditions of this Agreement, Purchaser agrees to buy, and Seller agrees to sell to Purchaser, Seller’s personal goodwill arising from Seller’s independent and separate individual and personal efforts related to the Business and Seller’s interest in any intellectual property used in connection with the Business (collectively, the “Assets”), free and clear of any and all options, liens, security interests, encumbrances, mortgages, deeds of trust, liabilities, financing statements, pledges, charges, conditions, equitable claims, covenants, title defects, restrictions or claims of any kind, nature or description whatsoever (collectively, “Liens”).

2.       Purchase Price.

(a)                Purchase Price. The total purchase price for the Assets shall be Three Million Dollars ($3,000,000.00) (the “Purchase Price”). At Closing, Purchaser shall deliver a promissory note to Seller in the principal amount of Three Million Dollars ($3,000,000.00) in the form of Exhibit A attached hereto, which shall accrue interest at a rate of 3% per annum and shall be due and payable in twelve (12) equal consecutive monthly installments of $250,000 on the first day of the respective month beginning on the 1st day of the fourth (4th) month immediately following the date of Closing.

3.                   Liabilities. Notwithstanding anything in this Agreement or otherwise to the contrary, except liabilities in connection with Material Contracts arising after the date of Closing, Purchaser is not assuming and shall not assume any of Seller’s liabilities, and Seller is and shall remain fully liable and responsible for all such liabilities.

4.                   Representations and Warranties of Seller. Seller represents and warrants to Purchaser, as of the date of this Agreement and as of the date of Closing, as follows:

(a)    Authority. Seller has full power to own and convey all of the Assets.

(b)    Enforceability. Seller has the authority to execute this Agreement and to consummate and perform the transactions provided for in this Agreement. This Agreement and the agreements and instruments referenced in this Agreement, represent the valid and binding obligations of

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Seller and are enforceable in accordance with their respective terms, except insofar as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding in equity or at law).

(c)    Non-circumvention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, injunction, judgment, order decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is not a party or by which it is bound or to which any of its assets (including the Assets) is subject. Seller is not required to provide notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(d)    Assets; Liabilities. Seller has good and marketable title to all of the Assets, and the Assets, at the time of Closing, will not be subject to any Liens of any nature whatsoever. There are no liabilities related to the Assets, liquidated, actual or contingent, other than liabilities that will be satisfied by Seller.

(e)    Legal Proceedings; Compliance with Laws. There are no private or governmental proceedings pending, or, to the knowledge of Seller, threatened, against Seller, including without limitation any investigation, audit, lawsuit, threatened lawsuit, arbitration, worker’s compensation claims, civil rights claims, or other legal proceedings of any nature whatsoever. Seller is not in material violation of any law, regulation, rule, ordinance, policy, or other governmental requirement relating to the Assets (other than federal laws prohibiting the possession, distribution and sale of cannabis products).

(f)                 Intellectual Property. Seller owns or have a valid right to use, all of the Assets, all of which rights will survive unchanged upon consummation of the transactions contemplated by this Agreement. Other than the Company, the Seller has not granted to any third party the right to use the Assets. Seller has not interfered with, infringed upon or misappropriated any intellectual property rights of third parties or committed any acts of unfair competition involving a violation of a third party’s intellectual property rights, and Seller has not received any written or oral, charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation, or act of unfair competition involving a violation of a third party’s intellectual property rights. The conduct of the Business and/or usage of the Assets by the Business does not infringe, misappropriate or violate any intellectual property rights of any third party. Seller has taken commercially reasonable steps to protect their trade secrets and other confidential information and any trade secret or confidential information of third parties used in its business. Any trade names, trademarks and service marks included in the Assets are valid, subsisting and enforceable in every trade territory in which Seller uses such trade names, trademarks and service marks.

(g)                Taxes. Seller has timely and correctly prepared and filed all tax returns, including, but not limited to, all federal and state income tax returns and sales/use tax returns, and Seller has paid all taxes due pursuant to such tax returns as well as all other taxes for which Seller is liable, except for taxes which are accrued but not yet due (which will be paid by Seller after Closing). Seller is not aware of any actual or threatened tax audit against Seller. Seller has paid all payroll taxes as and when due, maintain all

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required payroll trust accounts, and have timely paid all employee and employer withholding taxes into such trust accounts.

(h)                Obligation to Brokers. Except for obligations to Platform Brokerage as set forth on Schedule 4(h), Seller has not incurred any obligations for the payment of any broker’s commission, finder’s fee, or any other similar obligation relating to this Agreement or otherwise due upon the consummation of the transactions provided for in this Agreement.

(i)                 Complete Disclosure. This Agreement and the agreements and instruments attached hereto and to be delivered at the time of Closing do not contain any untrue statement of material fact by Seller. This Agreement and such related agreements and instruments do not omit to state any material fact necessary in order to make the statements made herein or therein by Seller, in light of the circumstances under which they are made, not misleading. Prior to the execution of this Agreement, Seller has made available to Purchaser all material information about the Assets and the Business requested by Purchaser. Such information is true, accurate and complete in all material respects.

5.       Representation and Warranties of Purchaser. Purchaser represents and warrants to Seller, as of the date of this Agreement and as of Closing, as follows:

(a)    Enforceability. Purchaser has the authority to execute this Agreement and to consummate the transactions provided for in this Agreement. The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Purchaser and no further action is required by the Company, its Board of Directors or the Purchaser’s stockholders in connection herewith or therewith. This Agreement and the agreements and instruments referenced herein represent the valid and binding obligations of Purchaser and are enforceable in accordance with their respective terms, except insofar as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding in equity or at law).

(b)    Obligation to Brokers. Except for obligations to Platform Brokerage as set forth on Schedule 5(b), Purchaser has not incurred any obligations for the payment of any broker’s commission, finder’s fee, or any other similar obligation relating to this Agreement or otherwise due upon the consummation of the transactions provided for in this Agreement.

(c)    Absence of Violations and Conflicts. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any statute, regulation, rule, injunction, judgment, order decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Purchaser is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Purchaser is a party or by which it is bound or to which any of its assets is subject. Purchaser does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except for the required transfer of ownership application submission to the local and state marijuana licensing authorities.

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(d)    Complete Disclosure. This Agreement and the agreements and instruments attached hereto and to be delivered at the time of Closing do not contain any untrue statement of material fact by Seller. This Agreement and such related agreements and instruments do not omit to state any material fact necessary in order to make the statements made herein or therein by Seller, in light of the circumstances under which they are made, not misleading. Prior to the execution of this Agreement, Seller has made available to Purchaser all material information about the Assets and the Business requested by Purchaser. Such information is true, accurate and complete in all material respects.

6.       Information. Prior to the execution Business this Agreement, Seller provided Purchaser with information relating to Seller, the Assets and the Business, including, without limitation, access to the assets and operations of Seller. From and after the date of this Agreement and continuing through Closing, Seller will continue to make available to Purchaser all information required under this Agreement or otherwise reasonably requested by Purchaser with respect to Seller, the Assets and/or the Business.

7.       Closing Matters. The following shall occur at Closing:

(a)    Purchaser shall execute and deliver the Promissory Note in the form of Exhibit A attached hereto to Seller;

(b)    Seller and Purchaser shall execute and deliver the Assignment and Bill of Sale in the form of Exhibit B attached hereto.

8.       Closing. The closing of the transactions provided for in this Agreement (the “Closing”) shall occur on or before September 14, 2018, at a date, time and location to be agreed upon by Seller and Purchaser.

9.       Indemnification.

(a)    Seller’s Indemnity. Seller agrees to indemnify and hold harmless Purchaser and its officers, directors, managers, partners, shareholders, members, employees, contractors, attorneys, representatives, successors, and assigns (the “Purchaser Indemnitees”) from and against any and all costs, losses, liabilities, damages, litigation, claims, costs, and expenses, including reasonable attorneys’ fees and other expenses of investigation and defense (collectively, “Damages”) to which Purchaser Indemnitees may become subject or which are incurred in connection with, arise out of, result from, or are attributable to any breach of the terms of this Agreement or any certificate or other document delivered hereunder or pursuant hereto by Seller, including, without limitation, any breach of any representation or warranty made by Seller or the failure by Seller to perform any of the covenants or obligations contained in this Agreement or in any certificate or other document delivered hereunder or pursuant this Agreement. In addition, Seller will indemnify and hold harmless the Purchaser Indemnitees for any Damages to which the Purchaser Indemnitees may become subject or which are incurred in connection with, arise out of, result from, or are attributable to: (i) any breach by the operation of Seller before Closing and/or any use of the Assets before Closing; (ii) any fraud or intentional misrepresentation of Seller, (iii) any and all taxes, fines, interest and/or penalties of Seller for all taxable periods ending on or before Closing; (iv) any and all taxes, fines, interest and/or penalties for failure to pay taxes imposed on Seller as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which taxes relate to an event or transaction occurring before or on Closing; or (v) any and all taxes, fines, interest and/or penalties for failure to pay taxes imposed on the Purchaser Indemnitees related to the tax treatment of the purchase of the Assets.

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(b)    Purchaser’s Indemnity. Purchaser agrees that it will indemnify and hold harmless Seller and its respective officers, directors, managers, partners, shareholders, members, employees, contractors, attorneys, representatives, successors, and assigns (the “Seller Indemnitees”) from and against any and all Damages to which the Seller Indemnitees may become subject to or which are incurred in connection with, arise out of, result from, or are attributable to any material breach of the terms of this Agreement or any certificate or other document delivered hereunder by Purchaser, including any breach of any representation or warranty made by Purchaser, or the failure by Purchaser to perform any of the covenants or obligations contained in this Agreement or in any certificate or other document delivered hereunder or pursuant to this Agreement, or any use of the Assets after Closing. In addition, Purchaser will indemnify and hold harmless the Seller Indemnitees for any Damages to which the Seller Indemnitees may become subject or which are incurred in connection with, arise out of, result from, or are attributable to: (i) any use of the Assets after Closing; (ii) any fraud or intentional misrepresentation of Purchaser, (iii) any and all taxes, fines, interest and/or penalties of Purchaser for all taxable periods after Closing; or (iv) any and all taxes, fines, interest and/or penalties for failure to pay taxes imposed on Purchaser and/or the Business as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which taxes relate to an event or transaction occurring after Closing. Notwithstanding anything in this Agreement to the contrary, the Purchaser shall not indemnify the Seller Indemnitees for any taxes, fines, interest and/or penalties for failure to pay taxes imposed on the Seller Indemnitees related to the tax treatment of the purchase of the Assets.

(c)    Remedies. Any Party obligated to provide indemnification pursuant to this Section 9 (the “Indemnifying Party”) shall promptly reimburse the Party entitled to indemnification hereunder (the “Indemnified Party,”) for the amount of any judgment rendered against the Indemnified Party with respect to any claim by a third party in litigation or upon request by the Indemnified Party for any other Damages arising out of any claim not involving a third party. To the extent that the Indemnifying Party refuses to pay in full the Damages owed to the Indemnified Party, the Indemnified Party may: (i) offset the Damages against any payments the Indemnified Party may owe the Indemnifying Party; and (ii) utilize any legal or equitable remedy to collect from the Indemnifying Party the amount of such Damages. Nothing contained herein is intended to limit or constrain the Indemnified Party’s rights against the Indemnifying Party for indemnity, the remedies herein being cumulative and in addition to all other rights and remedies of the Indemnified Party at law or in equity.

(d)    Dispute Resolution. In the event of any dispute under this Section 9, the Parties agree to use their best efforts to attempt to resolve such dispute in good faith through direct negotiation between the Parties within thirty (30) days after notice of the claim for indemnification is delivered by the Indemnified Party to the Indemnifying Party. The prevailing Party shall be entitled to recover its attorneys’ fees, court costs, and other collection expenses, in addition to any other relief it may receive in connection with its enforcement of this Agreement or if it is the prevailing Party in any such dispute.

(e)    Indemnification Cap. Notwithstanding anything in this Agreement to the contrary, except for Purchaser’s obligation to pay the Purchase Price, each Party’s liability to the other Party under this Agreement shall not exceed $1,000,000 (the “Indemnification Cap”). Each Seller’s liability to Purchaser shall be several and not joint and shall not exceed the product of the respective Seller’s percentage interest in the Promissory Note (as set forth on Schedule 1 to the Promissory Note) multiplied by the Indemnification Cap.

10.   Seller’s Post-Closing Covenants. From and after the time of Closing, Seller covenants and agrees as follows:

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(a)    Tax Allocations. In accordance with Section 1060 of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder (the “Code”), Seller and Purchaser agree to allocate the Purchase Price on a reasonable good faith basis among the various Assets acquired by Purchaser on or prior to Closing (the “Allocation”). Sellers and Purchaser each shall file an Internal Revenue Service Form 8594, and all federal, state and local tax returns, in accordance with the Allocation. Sellers and Purchaser shall promptly provide the other with any information required to complete Internal Revenue Service Form 8594. Sellers and Purchaser shall notify and provide the other with reasonable assistance in the event of an examination, audit or other proceeding regarding any allocation of the Purchase Price. Except as required by applicable law, Sellers and Purchaser shall not take any position in any tax return, tax proceeding or audit that is inconsistent with the Allocation.

(b)    Further Assurances. Until thirty (30) days following the Closing, each Party will take all steps reasonably necessary to carry out the intent of this Agreement, including, but not limited to, by executing and delivering, or causing to be executed and delivered, such further instruments or documents as reasonably requested by Purchaser.

11.   Miscellaneous.

(a)    Default. Any breach by the Company of that certain Asset Purchase Agreement of even date herewith between the Company and Purchaser shall constitute a breach by Seller of this Agreement; provided that the Company fails to cure any such breach within any applicable cure period or, if no such period is specified, within thirty (30) days thereof. Furthermore, any breach by Purchaser of that certain Asset Purchase Agreement of even date herewith between the Company and Purchaser shall constitute a breach by Purchaser of this Agreement; provided that Purchaser fails to cure any such breach within any applicable cure period or, if no such period is specified, within thirty (30) days thereof.

(b)    Survival of Agreement. This Agreement, and all terms, warranties and provisions hereof will be true and correct as of the time of Closing and will survive the Closing for a period of three (3) years following the Closing.

(c)    Notices. All notices required or permitted hereunder or under any related agreement or instrument (unless such related agreement or instrument otherwise provides) will be deemed delivered when delivered personally, mailed, by certified mail, return receipt requested, or registered mail, or sent by a nationally recognized overnight courier to the respective Party at the following addresses or to such other address as each respective Party may in writing hereafter designate:

If to Purchaser:	Golden Developing Solutions, Inc. Attention: 900 RR 620 So. #C 101-143 Austin, TX 78734
If to Seller:	David Lindauer 2620 S. Parker Rd. #278 Aurora, CO 80014
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With a copy to:	JW Attorneys, P.C. Attention: Jeremy S. Wysocki, Esq. 10223 Bluffmont Dr. Lone Tree, CO 80124

(d)    Successors and Assigns. This Agreement will be binding upon the Parties hereto and their respective successors, personal representatives, heirs and assigns. Neither Party may assign any of its rights or obligations under this Agreement except with the prior written consent of other Party, provided that Purchaser may assigns its rights and obligations to an affiliate upon written notice to Purchaser.

(e)    Merger. This Agreement and the exhibits and other documents, agreements, and instruments related hereto, set forth the entire agreement of the Parties with respect to the subject matter hereof and may not be amended or modified except in writing subscribed to by the Parties. The recitals are incorporated herein by reference.

(f)     Governing Law. This Agreement is entered into in the state of Colorado and all issues arising hereunder shall be interpreted and governed in all respects by the laws of such state (without regard to the conflict of law principles thereof).

(g)    Sales Taxes. Purchaser shall pay any sales and use taxes owed to the state of Colorado and/or any political subdivision or taxing authority in the state of Colorado which may arise from Purchaser’s purchase of the Assets.

(h)    Modification or Severance. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement will remain in full force and effect.

(i)     Captions. The captions in this Agreement are included for convenience only and shall not in any way affect the interpretation of any of the provisions hereof.

(j)     Counterpart; Facsimile. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which when affixed together shall constitute but one and the same instrument. Signatures exchanged by facsimile shall be deemed original signatures for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have read and entered into this Asset Purchase Agreement as of the date above written.

SELLER:	PURCHASER:
GOLDEN DEVELOPING SOLUTIONS, INC., a Nevada corporation
Solely as to Section 9 of this Asset Purchase	By:
Agreement:	Name:
Title:

Tyler Bartholomew

David Lindauer

Bill Anders

Brad Billman

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SCHEDULE 4(h)

TO

ASSET PURCHASE AGREEMENT

(SELLER’S OBLIGATION TO PLATFORM BROKERAGE)

January 1, 2019 - $50,000

February 1, 2019 - $50,000

March 1, 2019 - $50,000

December 1, 2019 - $100,000

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SCHEDULE 5(b)

TO

ASSET PURCHASE AGREEMENT

(PURCHASER’S OBLIGATION TO PLATFORM BROKERAGE)

Payments under Promissory Note dated September 14, 2018 in the principal amount of $80,000 issued by Purchaser to Platform Brokerage.

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EXHIBIT A

TO

ASSET PURCHASE AGREEMENT

(PROMISSORY NOTE)

See attachment.

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Exhibit 4.1

PROMISSORY NOTE

$3,000,000.00	September 14, 2018
Denver, Colorado

For consideration received, Golden Developing Solutions, Inc., a Nevada corporation (“Maker”), agrees to pay to the order of Tyler Bartholomew, David Lindauer, Bill Anders and Brad Billman (collectively, “Holders”) the principal sum of Seven Hundred Fifty Dollars ($3,000,000.00), plus interest at a rate of three percent (3%) per annum or such other amount as adjusted below.

1.                   Payment Terms. Principal and accrued interest under this Promissory Note (this “Note”) shall be due and payable in twelve (12) equal and consecutive monthly payments on the 1st day of each respective month beginning on the 4th month immediately following the date of this Note. All payments due under this Note shall be made when due to Holder on a pro rata basis as set forth on Schedule 1 attached hereto. Maker may prepay the principal amount outstanding in whole or in part at any time without penalty or premium.

2.                   Default. Any default in the payment of principal or interest, or any failure by Maker to perform any of the obligations of Maker under this Note, shall constitute a default as to the entire amount of principal and interest then remaining unpaid, provided that Holders provide Maker with written notice of such default and/or failure and Makers fails to cure such default and/or failure within ten (10) days thereof. This Note shall further be in default in the event: (i) Maker breaches that certain Asset Purchase Agreement dated September 14, 2018 between Maker and Holder and fails to cure any such breach within any applicable cure period, or, if no such period is specified, within thirty (30) days thereof; or (ii) Maker files for bankruptcy protection, makes an assignment of all of its assets for the benefit of his or its creditors, consents to the filing of an involuntary bankruptcy petition or fails to have any such involuntary bankruptcy petition dismissed within 120 days of filing. Upon the occurrence of any such default, this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind. From and after the date of any such default, all principal then due hereunder shall thereafter accrue interest at a rate of fifteen percent (15%) per annum.

3.                   Acknowledgment. The loan represented by this Note is solely for commercial and business purposes and is not made in connection with a consumer transaction. The loan represented by this Note is not for personal, family, agricultural or household purposes. The loan represented by this Note is not a consumer loan within the meaning of the Uniform Consumer Credit Code (“UCCC”), and, accordingly, the UCCC shall not apply to this Note.

4.                   Governing Law. This Note is entered into in Denver, Colorado and shall be governed by the laws of the state of Colorado (without regard to its conflict of laws principles). Maker submits to the jurisdiction of the courts in and for Denver, Colorado.

5.                   Assignment. Neither Maker nor Holders may assign any of its rights or obligations under this Note except with the prior written consent of the other. Subject to the first sentence of this Section 5, this Note is binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives, and permitted assigns.

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6.                   Amendments. This Note may not be amended or modified except by an instrument in writing expressing such intention executed by Maker and Holders, which writing must be so firmly attached to this Note as to become a permanent part thereof.

7.                   Weekends/Holidays. If any payment hereunder is required to be made on any date which is a Saturday, Sunday or federal or Colorado bank holiday, such payment shall be made on the next succeeding day on which banks in Colorado are open for business with the same force and effect as if made on the date as originally required.

8.                   Usury. It is the intention of Maker and Holders to conform strictly to applicable usury laws. Accordingly, no provision of this Note or any agreement entered into in connection with or as security for this Note shall permit Holder to charge, receive, take, or reserve interest in excess of lawful amounts. If any excess occurs, the effective rate of interest shall automatically be reduced to the maximum rate allowed by applicable law (including the laws of the state of Colorado and the United States of America).

9.                   Severability. In the event any one or more of the provisions contained in this Note shall for any reason be held by any court or other authority of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

IN WITNESS WHEREOF, Maker has caused this Secured Promissory Note to be duly executed and dated, under seal, effective as of the day and year first above written.

GOLDEN DEVELOPING SOLUTIONS, INC.,
a Nevada corporation

By:
Name:
Title:

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SCHEDULE 1

TO

PROMISSORY NOTE

Tyler Bartholomew – 42.5%

David Lindauer – 42.5%

Bill Anders - 10%

Brad Billman - 5%

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EXHIBIT B

TO

ASSET PURCHASE AGREEMENT

(ASSIGNMENT AND BILL OF SALE)

See attachment.

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ASSIGNMENT AND BILL OF SALE

THIS ASSIGNMENT AND BILL OF SALE (this “Assignment”) is entered into effective as of September 14, 2018, by Tyler Bartholomew, David Lindauer, Bill Anders and Brad Billman (collectively, “Seller”) for the benefit of Golden Developing Solutions, Inc., a Nevada corporation (“Purchaser”).

RECITALS

Seller and Purchaser entered into an Asset Purchase Agreement dated September 14, 2018 (the “Purchase Agreement”). The Purchase Agreement provides for the purchase by Purchaser from Seller of the “Assets” (as defined in the Purchase Agreement), which includes Seller’s personal goodwill arising from Seller’s independent and separate individual and personal efforts related to the Business (as defined in the Purchase Agreement) and Seller’s interest in any intellectual property used in connection with the Business.

AGREEMENT

Seller hereby warrants, covenants and agrees as follows:

1.                  Assignment. In accordance with the terms and conditions of the Purchase Agreement, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller does hereby sell, transfer, convey, assign and deliver unto Purchaser, its successors and assigns, all of the Assets, as such term is defined in the Purchase Agreement, including, without limitation, all of the assets set forth on Schedule 1 attached hereto, free and clear of any and all options, liens, security interests, encumbrances, mortgages, deeds of trust, liabilities, financing statements, pledges, charges, conditions, equitable claims, covenants, title defects, restrictions or claims of any kind, nature or description whatsoever (collectively, “Liens”), to have and to hold said Assets unto Purchaser, its successors and assigns, to and for its and/or their use forever.

2.                  Title. Seller has good and marketable title to the Assets hereby sold, transferred, conveyed, assigned and delivered to Purchaser, free and clear of all Liens, and Purchaser will receive hereby such good and marketable title thereto.

3.                  Warranty. Seller warrants and will defend the sale, transfer, conveyance, assignment and conveyance of the Assets hereunder against each and every person or persons claiming against any or all of the same.

4.                  Further Assurances. Seller will take all steps necessary to put Purchaser or its successors and assigns in actual possession and operating control of the Assets, to carry out the intent of the Purchase Agreement and this Assignment, or to more effectively sell, transfer, convey, assign and reduce to possession and record to title any of the Assets, including by executing and delivering, or causing to be executed and delivered, such further instruments or documents of transfer, assignment and conveyance, or by taking such other actions as may be requested by Purchaser.

5.                  Independent Covenants. This Assignment is subject in all respects to the terms and conditions of the Purchase Agreement. Nothing contained in this Assignment shall be deemed to diminish

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any of the obligations, agreements, covenants, representations, or warranties of Seller contained in the Purchase Agreement.

6.                  Interpretation. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given such terms in the Purchase Agreement. The recitals above are incorporated by reference into this Assignment.

7.                  Governing Law; Amendment. This Assignment shall be governed in all respects by the laws of the state of Colorado (without regards to the conflict of law principles thereof). Seller submits to the jurisdiction of the courts in and for the state of Colorado. No change in or amendment to this Assignment shall be valid unless set forth in a writing signed by both Purchaser and Seller. THE PARTIES ACKNOWLEDGE THAT (A) COLORADO HAS PASSED AMENDMENTS TO THE COLORADO CONSTITUTION AND ENACTED CERTAIN LEGISLATION TO GOVERN THE CANNABIS INDUSTRY AND (B) THE POSSESSION, SALE, MANUFACTURE, AND CULTIVATION OF CANNABIS IS ILLEGAL UNDER FEDERAL LAW. THE PARTIES WAIVE ANY DEFENSES BASED UPON INVALIDITY OF CONTRACTS FOR PUBLIC POLICY REASONS AND/OR THE SUBSTANCE OF THE CONTRACT VIOLATING FEDERAL LAW.

8.                  Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which when affixed together shall constitute but one and the same instrument. Signatures exchanged by facsimile shall be deemed original signatures for all purposes.

[Signature Page Follows.]

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This Assignment and Bill of Sale is entered into effective as of the date first above written.

SELLER:

Solely as to Section 9 of this Asset Purchase
Agreement:

Tyler Bartholomew

David Lindauer

Bill Anders

Brad Billman

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SCHEDULE 1

TO

ASSIGNMENT AND BILL OF SALE

Seller’s personal goodwill arising from Seller’s independent and separate individual and personal efforts related to the Business and Seller’s interest in any intellectual property used in connection with the Business.